EXHIBIT 4.1

                  E x e c u t i o n   C o p y

               FOURTH AMENDMENT TO CREDIT AGREEMENT
              -------------------------------------

          THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of October 17, 1995, is by and between
 ---------
KAISER ALUMINUM & CHEMICAL CORPORATION, a Delaware corporation (the "Company"), KAISER ALUMINUM CORPORATION, a Delaware
      -------
corporation (the "Parent Guarantor"), the various financial
                  ----------------
institutions that are or may from time to time become parties to the Credit Agreement referred to below (collectively, the "Lenders" and, individually, a "Lender"), and BANKAMERICA
 -------                        ------
BUSINESS CREDIT, INC., a Delaware corporation, as agent (in such capacity, together with its successors and assigns in such capacity, the "Agent") for the Lenders. Capitalized terms used,
               -----
but not defined, herein shall have the meanings given to such terms in the Credit Agreement, as amended hereby.

                       W I T N E S S E T H:

          WHEREAS, the Company, the Parent Guarantor, the Lenders and the Agent are parties to the Credit Agreement, dated as of February 15, 1994, as amended by the First Amendment to Credit Agreement, dated as of July 21, 1994, the Second Amendment to Credit Agreement, dated as of March 10, 1995 and the Third Amendment to Credit Agreement and Acknowledgement, dated as of July 20, 1995 (the "Credit Agreement"); and
                    ----------------

          WHEREAS, the parties hereto have agreed to amend the Credit Agreement as herein provided;

          NOW, THEREFORE, the parties hereto agree as follows:

          Section 1.   Amendments to Credit Agreement.
                       ------------------------------

     1.1  Amendment to Article I:  Definitions.
          -----------------------  -----------


          A. The definition of "Joint Venture Affiliate" contained in Section 1.1 of the Credit Agreement is hereby
             -----------
amended by inserting the phrase "Alwis (but only at such time as Alwis is not a Subsidiary of the Company and is an Affiliate of the Company), Alwis Acquisition (but only at such time as Alwis Acquisition is not a Subsidiary of the Company and is an Affiliate of the Company)," after the term "Furukawa," in the second line thereof.

          B.   The following definitions are hereby added to
Section 1.1 of the Credit Agreement in the appropriate
-----------
alphabetical order:


          "'Alwis' means Alwis Leasing Corp., a Delaware
            -----
corporation."

          "'Alwis Acquisition' means Kaiser Center Leasing, Inc.,
            -----------------
a Delaware corporation formed by the Company for the purpose of acquiring he capital stock of Alwis."

     1.2  Amendments to Article IX:  Covenants.
          ------------------------------------

          A.   Clause (b)(ii) of Section 9.2.2 of the Credit
               --------------    -------------
Agreement is hereby amended by (i) adding the phrase ", Alwis, Alwis Acquisition" after the term "KAAC" in the first parenthetical contained in clause (A) thereof; (ii) adding the
                           ----------
phrase ", Alwis or Alwis Acquisition" after the phrase "Yellow River Investment Company" in the first parenthetical contained in clause (B) thereof; and (iii) adding the phrase ", Alwis or Alwis
----------
Acquisition" after the phrase "Yellow River Investment Company" in the first parenthetical contained in clause (C) thereof.
                                        ----------

          B.   Section 9.2.2 of the Credit Agreement is hereby
               -------------
amended by adding the following at the end of clause (b)(xvii)
                                              ----------------
thereof:

          "; provided, however, that no Indebtedness incurred by
             --------  -------
Alwis or Alwis Acquisition pursuant to this Section
                                            -------
9.2.2(b)(xvii) may be guaranteed by the Company or any of its Subsidiaries."

          C.   Section 9.2.2 of the Credit Agreement is hereby
               -------------
amended by (i) deleting the word "and" at the end of clause
                                                     ------
(b)(xvii) thereof; and (ii) adding the following as new clause
---------                                               ------
(b)(xix) thereof:
--------

          "(xix) Indebtedness of Alwis and Alwis Acquisition to the Company and its Subsidiaries; provided that the aggregate
                                  --------
principal amount of such Indebtedness plus the aggregate amount of Investments in Alwis and Alwis Acquisition (without duplication) under Section 9.2.5(n) does not exceed $250,000 in
                   ----------------
the aggregate at any one time outstanding; and"

          D.   Clause (e) of Section 9.2.5 of the Credit
               ----------    -------------
Agreement is hereby amended by adding the phrase ", Alwis or Alwis Acquisition" at the end of the first parenthetical contained therein.

          E.   Clause (n) of Section 9.2.5 of the Credit
               ----------    -------------
Agreement is hereby amended to read in its entirety as follows:

          "(n) Investments in Alwis and Alwis Acquisition and Investments (other than Investments in MAXXAM, any Affiliate of MAXXAM (other than the Company, its Subsidiaries which are not Restricted Subsidiaries, or any Joint Venture Affiliate), Yellow

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

River Investment Company or Yellow River Aluminum) not otherwise permissible hereunder; provided that the aggregate amount of all
                       --------
Investments (without duplication) under this Section 9.2.5(n)
                                             ----------------
does not exceed $20,000,000 at any one time outstanding and provided further that the aggregate amount of Investments under
----------------
this Section 9.2.5(n) in Alwis and Alwis Acquisition (without
     ----------------
duplication) plus the aggregate principal amount of Indebtedness under Section 9.2.2(b)(xix) does not exceed $250,000 in the
      ---------------------
aggregate at any one time outstanding;"

          F.   Clause (o) of Section 9.2.5 of the Credit
               ----------    -------------
Agreement is hereby amended by adding the phrase "Alwis, Alwis
Acquisition," after the phrase "other than" in the first
parenthetical contained in clause (ii) thereof.
                           -----------

          G.   Section 9.2.5 of the Credit Agreement is hereby
               -------------
amended by (i) deleting the period at the end of clause (q)
                                                 ----------
thereof and substituting the phrase "; and" therefor; and (ii) amending clause (r) thereof to read in its entirety as follows:
         ----------

          "(r) Indebtedness which is an Investment permitted by
clause (b)(xviii) or clause (b)(xix) of Section 9.2.2."
-----------------           --------    -------------

          H.   Section 9.2.20 of the Credit Agreement is hereby
               --------------
amended by adding the following at the end thereof:

          "; provided, however, the Company and its Subsidiaries
             --------  -------
shall be permitted to transfer to the Company's Gramercy alumina refinery, at any time after the Initial Borrowing Date, equipment with a book value not to exceed $100,000 in the aggregate owned on the Initial Borrowing Date and located at the Company's Baton Rouge facility on the Initial Borrowing Date"

          Section 2.  Conditions to Effectiveness.
                      ---------------------------

          This Amendment shall become effective as of the date
hereof (the "Fourth Amendment Effective Date") only when the
             -------------------------------
following conditions shall have been met and notice thereof shall have been given by the Agent to the Parent Guarantor, the Company, the Agent and each Lender:

          A. The Agent shall have received for each Lender counterparts hereof duly executed on behalf of the Parent Guarantor, the Company, the Agent and the Required Lenders (or notice of the approval of this Amendment by the Required Lenders satisfactory to the Agent shall have been received by the Agent).

          B.   The Agent shall have received:

               (1) Resolutions of the Board of Directors or of the Executive Committee of the Company and the Parent Guarantor approving and authorizing the execution, delivery and performance

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

of this Amendment, certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment as of the date of execution hereof by the Company or the Parent Guarantor, as the case may be;

               (2) A signature and incumbency certificate of the officers of the Company and the Parent Guarantor executing this Amendment;

               (3)  Certified copies of Alwis Acquisition's
Articles of Incorporation;

               (4)  Copies of Alwis Acquisition's Bylaws,
certified as of the date of delivery to Agent by its corporate secretary or an assistant secretary;

               (5) For each Lender an opinion, addressed to the Agent and each Lender, from Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, in substantially the form of Exhibit A attached hereto, with such changes therein as shall be satisfactory to the Agent; and

               (6) Such other information approvals, opinions, documents, or instruments as the Agent may reasonably request.

          Section 3.   Company's Representations and Warranties.
                       ----------------------------------------

          In order to induce the Lenders and the Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Parent Guarantor and the Company represent and warrant to each Lender and the Agent that, as of the Fourth Amendment Effective Date after giving effect to the effectiveness of this Amendment, the following statements are true and correct in all material respects:

          A.   Authorization of Agreements.  The execution and
               ---------------------------
delivery of this Amendment by the Company and the Parent Guarantor and the performance of the Credit Agreement as amended by this Amendment (the "Amended Agreement") by the Company and
                        -----------------
the Parent Guarantor are within such Obligor's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company and the Parent Guarantor, as the case may be.

          B.   No Conflict.  The execution and delivery by the
               -----------
Company and the Parent Guarantor of this Amendment and the performance by the Company and the Parent Guarantor of the Amended Agreement do not:

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

               (1)  contravene such Obligor's Organic Documents;

               (2)  contravene the Indenture dated as of
February 1, 1993, as amended by the First Supplemental Indenture dated May 1, 1993, between the Company, and Kaiser Finance Corporation, Kaiser Alumina Australia Corporation, Alpart Jamaica Inc. and Kaiser Jamaica Corporation, as Subsidiary Guarantors, and The First National Bank of Boston, as Trustee, or the Indenture dated as of February 17, 1994, between the Company, and Kaiser Finance Corporation, Kaiser Alumina Australia Corporation, Alpart Jamaica Inc. and Kaiser Jamaica Corporation, as Subsidiary Guarantors, and First Trust National Association, as Trustee, or contravene any other contractual restriction where such a contravention has a reasonable possibility of having a Materially Adverse Effect or contravene any law or governmental regulation or court decree or order binding on or affecting such Obligor or any of its Subsidiaries; or

               (3)  result in, or require the creation or
imposition of, any Lien on any of such Obligor's properties or any of the properties of any Subsidiary of such Obligor, other than pursuant to the Loan Documents.

          C.   Binding Obligation.  This Amendment has been duly
               ------------------
executed and delivered by the Company and the Parent Guarantor and this Amendment and the Amended Agreement constitute the legal, valid and binding obligations of the Company and the Parent Guarantor, enforceable against the Company and the Parent Guarantor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

          D.   Governmental Approval, Regulation, etc.  No
               ---------------------------------------
authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for the due execution, delivery or performance of this Amendment by the Company or the Parent
Guarantor.

          E.   Incorporation of Representations and Warranties
               -----------------------------------------------
from Credit Agreement.  Each of the statements set forth in
---------------------
Section 7.2.1 of the Credit Agreement is true and correct.
-------------

          Section 4.  Conditions Subsequent.
                      ---------------------

          On or prior to the date on which Alwis Acquisition acquires any of the capital stock of Alwis, the Agent shall have received:

          A. Stock certificates evidencing at least 50% of the issued and outstanding shares of capital stock of Alwis

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

Acquisition, accompanied by undated stock powers duly executed in blank; and

          B. A Pledge Amendment to the Company Pledge Agreement with respect to at least 50% of the issued and outstanding shares of capital stock of Alwis Acquisition duly executed on behalf of the Company.

          Section 5.   Acknowledgement and Consent.
                       ---------------------------

          The Company is a party to the Company Collateral Documents, in each case as amended through the Fourth Amendment Effective Date, pursuant to which the Company has created Liens in favor of the Agent on certain Collateral to secure the Obligations. The Parent Guarantor is a party to the Parent Collateral Documents, in each case as amended through the Fourth Amendment Effective Date, pursuant to which the Parent Guarantor has created Liens in favor of the Agent on certain Collateral and pledged certain Collateral to the Agent to secure the Obligations of the Parent Guarantor. Certain Subsidiaries of the Company are parties to the Subsidiary Guaranty and/or one or more of the Subsidiary Collateral Documents, in each case as amended through the Fourth Amendment Effective Date, pursuant to which such Subsidiaries have (i) guarantied the Obligations and/or (ii) created Liens in favor of the Agent on certain Collateral. The Company, the Parent Guarantor and such Subsidiaries are collectively referred to herein as the "Credit Support Parties",
                                        ----------------------
and the Company Collateral Documents, the Parent Collateral Documents, the Subsidiary Guaranty and the Subsidiary Collateral Documents are collectively referred to herein as the "Credit
                                                      ------
Support Documents".
-----------------

          Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement as amended by this Amendment and consents to the amendment of the Credit Agreement effected as of the date hereof pursuant to this Amendment.

          Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, the payment and performance of all obligations guaranteed or secured thereby, as the case may be.

          Each Credit Support Party (other than the Company and the Parent Guarantor) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this

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

Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

          Section 6.  Miscellaneous.
                      -------------

          A.   Reference to and Effect on the Credit Agreement
               -----------------------------------------------
and the Other Loan Documents.
----------------------------

               (1) On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

               (2)  Except as specifically amended by this
Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          B.   Applicable Law.  THIS AMENDMENT SHALL BE DEEMED TO
               --------------
BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE
STATE OF NEW YORK, WITHOUT GIVING EFFECT TO SUCH LAWS RELATING TO
CONFLICTS OF LAWS.

          C.   Headings.  The various headings of this Amendment
               --------
are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

          D.   Counterparts.  This Amendment may be executed by
               ------------
the parties hereto in several counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          E.   Severability.  Any provision of this Amendment
               ------------
which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provisions in any other jurisdiction.

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

KAISER ALUMINUM CORPORATION        KAISER ALUMINUM & CHEMICAL
                                     CORPORATION

By: _______________________        By:________________________
Name Printed: John T. La Duc       Name Printed: John T. La Duc
Its: Vice President, Chief         Its: Vice President, Chief
     Financial Officer &                Financial Officer &
     Treasurer                          Treasurer


BANKAMERICA BUSINESS CREDIT,       BANKAMERICA BUSINESS CREDIT,
  INC., as Agent                     INC.

By: _______________________        By:________________________
Name: Michael J. Jasaitis          Name: Michael J. Jasaitis
Its: Vice President                Its: Vice President


BANK OF AMERICA NATIONAL TRUST     THE CIT GROUP/BUSINESS CREDIT,
  AND SAVINGS ASSOCIATION             INC.

By: _______________________        By:________________________
Name Printed:______________        Name Printed:______________
Its:_______________________        Its:_______________________


CONGRESS FINANCIAL CORPORATION     HELLER FINANCIAL, INC.
   (WESTERN)

By: _______________________        By:________________________
Name Printed:______________        Name Printed:______________
Its:_______________________        Its:_______________________


LA SALLE NATIONAL BANK             NATIONAL WESTMINSTER BANK PLC

By: _______________________        By:________________________
Name Printed:______________        Name Printed:______________
Its:_______________________        Its:_______________________


TRANSAMERICA BUSINESS CREDIT       ABN AMRO BANK N.V.
   CORPORATION

By: _______________________        By:________________________
Name Printed:______________        Name Printed:______________
Its:_______________________        Its:_______________________

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ACKNOWLEDGED AND AGREED TO:

AKRON HOLDING CORPORATION          KAISER ALUMINUM & CHEMICAL
                                     INVESTMENT, INC.

By: _______________________        By:________________________
Name Printed: John T. La Duc       Name Printed: John T. La Duc
Its: Vice President, Chief         Its: Vice President, Chief
     Financial Officer &                Financial Officer &
     Treasurer                          Treasurer

KAISER ALUMINUM PROPERTIES,        KAISER ALUMINUM TECHNICAL
   INC.                               SERVICES, INC.

By: _______________________        By:________________________
Name Printed: John T. La Duc       Name Printed: John T. La Duc
Its: Vice President, Chief         Its: Vice President, Chief
     Financial Officer &                Financial Officer &
     Treasurer                          Treasurer

OXNARD FORGE DIE COMPANY, INC.     KAISER ALUMINIUM
                                          INTERNATIONAL, INC.

By: _______________________        By:________________________
Name Printed: John T. La Duc       Name Printed: John T. La Duc
Its: Vice President, Chief         Its: Vice President, Chief
     Financial Officer &                Financial Officer &
     Treasurer                          Treasurer

KAISER ALUMINA AUSTRALIA           KAISER FINANCE CORPORATION
  CORPORATION

By: _______________________        By:________________________
Name Printed: John T. La Duc       Name Printed: John T. La Duc
Its: Vice President, Chief         Its: Vice President, Chief
     Financial Officer &                Financial Officer &
     Treasurer                          Treasurer

ALPART JAMAICA INC.                KAISER JAMAICA CORPORATION

By: _______________________        By:________________________
Name Printed: John T. La Duc       Name Printed: John T. La Duc
Its: Vice President, Chief         Its: Vice President, Chief
     Financial Officer &                Financial Officer &
     Treasurer                          Treasurer

KAISER BAUXITE COMPANY             KAISER EXPORT COMPANY

By: _______________________        By:________________________
Name Printed: John T. La Duc       Name Printed: John T. La Duc
Its: Vice President, Chief         Its: Vice President, Chief
     Financial Officer &                Financial Officer &

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

     Treasurer                          Treasurer

                                  10
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                               EXHIBIT A


                            October __,1995



BankAmerica Business Credit, Inc.,
  as Agent
Two North Lake Avenue, Suite 400
Pasadena, California  91101

     and

The Lenders Listed on Schedule A Hereto

     Re: Fourth Amendment to Credit Agreement (the "Fourth Amendment"), dated as of October 17, 1995, among Kaiser Aluminum & Chemical Corporation, Kaiser Aluminum Corporation, certain financial institutions, and BankAmerica Business Credit, Inc., as Agent (the "Agent")
     ---------------------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Kaiser Aluminum & Chemical Corporation, a Delaware corporation (the "Company"), and Kaiser Aluminum Corporation, a Delaware corporation (the "Parent Guarantor"), in connection with the Fourth Amendment. Capitalized terms used but not defined herein have the meanings assigned thereto in the Credit Agreement, as amended by the Fourth Amendment. As used herein, "Credit Agreement" has the meaning ascribed thereto in the first recital of the Fourth Amendment.

          In rendering the opinion set forth herein, we have reviewed the Credit Agreement, the Fourth Amendment and have examined originals or copies, certified, or otherwise identified to our satisfaction, of
(a) the Certificate of Incorporation and By-laws of the Company and the Parent Guarantor as in effect on the date hereof, and (b) such other documents, records, certificates and instruments (collectively, "Documents") as in our judgment are necessary or appropriate as the basis for the opinion expressed below.

          In our examination we have assumed the genuineness of all signatures, the authenticity of all Documents submitted to us as originals, the conformity to original documents of all Documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Parent Guarantor and certificates of public officials. We also have assumed (i) the valid authorization, execution, and delivery of the Fourth Amendment by the parties thereto (other than the Company and the Parent Guarantor),

BankAmerica Business Credit, Inc.,                October ____, 1995
   Agent                                                      Page 2

   and

The Lenders Listed on Schedule A Hereto



(ii) that each such other party has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization with the corporate or other organizational power to perform its obligations thereunder, and (iii) that the Fourth Amendment constitutes the legal, valid and binding obligations of each such other party enforceable against each such other party in accordance with its terms (subject to qualifications and limitations similar to those set forth in clauses (a) and (b) on pages __ and __ of this opinion).

          Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

          1. The execution, delivery, and performance by each of the Company and the Parent Guarantor of the Fourth Amendment, and the performance by the Company and the Parent Guarantor of the Credit Agreement as amended by the Fourth Amendment are within their respective corporate powers, have been duly authorized by all necessary corporation action on the part of the Company and the Parent Guarantor, and do not:

          (a) violate the Organic Documents of the Company or the Parent Guarantor; or

          (b) violate any court decree or order of any governmental authority which, after our due inquiry, has been specifically disclosed to us by the Company or the Parent Guarantor.

          2. The Fourth Amendment has been duly executed and delivered by each of the Company and the Parent Guarantor.

          3. The Fourth Amendment constitutes the legal, valid, and binding obligation of each of the Company and the Parent Guarantor, enforceable against each of the Company and the Parent Guarantor in accordance with its terms.

          The opinion set forth in paragraph 3 above is subject to the following qualifications and limitations and the other opinions set forth above are subject to the following qualifications and limitations, other than those set forth in clauses (a), (b) and (c) below:

BankAmerica Business Credit, Inc.,                October ____, 1995
   Agent                                                      Page 3

   and

The Lenders Listed on Schedule A Hereto



          (a) The enforceability of the Fourth Amendment may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance or transfer, moratorium, or other laws and court decisions now or hereafter in effect relating to or affecting the rights of creditors generally;

          (b) The enforceability of the Fourth Amendment is subject to the application of and may be limited by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application and in applying such principles a court, among other things, might not allow a creditor to accelerate the maturity of a debt under certain circumstances, including, without limitation, upon the occurrence of a default deemed immaterial or might decline to order an obligor to perform covenants. Such principles applied by a court might include a requirement that a creditor act with reasonableness and in good faith. Thus, we express no opinion as to the validity or enforceability of (i) provisions restricting access to legal or equitable remedies, such as the specific performance of executory covenants, (ii) provisions that purport to establish evidentiary standards, (iii) provisions relating to waivers, severability, indemnity, submissions to jurisdiction, set off, delay or omission of enforcement of rights or remedies, and (iv) provisions purporting to convey rights to persons other than parties to the Credit Agreement. In addition, we express no opinion as to the enforceability of any provision purporting to provide indemnification or contribution relating to matters arising under Federal or State securities laws;

          (c) The remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

          (d) We have not been requested to render, and with your permission we do not express, any opinion as to the applicability to any Loan Document or security interests of Section 548 of the Federal Bankruptcy code, Article 10 of the New York Debtor & Creditor Law, or any other fraudulent conveyance, insolvency or transfer laws or any court decisions with respect to any of the foregoing;


BankAmerica Business Credit, Inc.,                October ____, 1995
   Agent                                                      Page 4

   and

The Lenders Listed on Schedule A Hereto



          (e) Our opinion expressed herein is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the Federal laws of the United States of America, and we do not express any opinion herein concerning any other laws. We express no opinion as to the effects (if any) of any laws of any jurisdiction (except the State of New York) in which any Lender is located which limits the rate of interest that such Lender may charge or collect.

          The opinion expressed herein is based upon the laws in effect on the date hereof, and we assume no obligation to review or supplement this opinion should any such law be changed by legislative action, judicial decision or otherwise.

          Ezra G. Levin, a partner of our firm, is a director of the Company and the Parent Guarantor.

          This opinion is being furnished only to the addressees named above pursuant to Section 2.B.(5) of the Fourth Amendment and is solely for the benefit of such Persons in connection with the execution, delivery and effectiveness of the Fourth Amendment. Accordingly, this opinion may not be used, quoted, or relied upon by any other person or entity or for any other purpose without, in each instance, our express prior written consent.

                              Very truly yours,







                                  A-4
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

                              SCHEDULE A



BankAmerica Business Credit, Inc.

Bank of America National Trust
   and Savings Association

The CIT Group/Business Credit, Inc.

Congress Financial Corporation (Western)

Heller Financial, Inc.

La Salle National Bank

National Westminster Bank PLC

Transamerica Business Credit Corporation

ABN Amro Bank N.V.

                           PLEDGE AMENDMENT

          This Pledge Amendment, dated October   , 1995, is delivered
pursuant to Section 4.2(b) of the Company Pledge Agreement referred to
            --------------
below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Company Pledge Agreement dated as of February 15, 1994, as amended through the date hereof, between the undersigned and BankAmerica Business Credit, Inc., as the Agent (the "Pledge Agreement," capitalized terms defined therein being used herein as therein defined), and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be part of the Pledged Shares and shall become part of the Collateral and shall secure all Secured Obligations.

                              KAISER ALUMINUM & CHEMICAL CORPORATION


                              By:
                              Name Printed:  John T. La Duc
                              Its: Vice President, Chief Financial
                                   Officer & Treasurer



               Jurisdiction      Certificate      Number of      % of
Issuer       of Incorporation       No.(s)          Shares       Class
------       ----------------    -----------      ---------      -----

Kaiser           Delaware                                         50%
  Center
  Leasing,
  Inc.


Debt Issuer                   Amount of Indebtedness
-----------                   ----------------------